FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Q4 Revenue Increases 6% to $7.7 Billion, a Quarterly Record

Q4 Same-Store Retail Automotive Service and Parts Revenue up 7% and Related Gross Profit up 9%

Q4 Selling, General, and Administrative Expenses as a Percent of Gross Profit Decreases 70 bps to 70.3%

Q4 Earnings Before Taxes Increases 23% to $315.2 Million; Earnings Per Share Increases 25% to $3.54

Q4 Earnings Before Taxes Increases 6% to $315.2 Million When Compared to Q4 Adjusted Earnings Before
Taxes of $296.5 Million in Prior Year Period

Q4 Earnings Per Share Increases 3% to $3.54 When Compared to Q4 Adjusted Earnings
Per Share of $3.45 in Prior Year Period

Board of Directors Declares the 17th Consecutive Increase in the Quarterly Dividend to $1.22 Per Share
BLOOMFIELD HILLS, MI, February 13, 2025 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced fourth quarter and twelve-month 2024 results. For the fourth quarter, net income attributable to common stockholders was $236.4 million compared to $190.7 million in the prior year period, and related earnings per share was $3.54 compared to $2.84 in the prior year period. Fourth quarter 2023 results include a goodwill impairment charge of $40.7 million (before and after tax), representing $0.61 per share. Excluding the goodwill impairment charge, adjusted net income attributable to common stockholders during the fourth quarter of 2023 was $231.4 million and related adjusted earnings per share was $3.45. For the fourth quarter of 2024, net income attributable to common shareholders increased 2% and related earnings per share increased 3% when compared to the adjusted numbers in the prior year period. Foreign currency exchange positively impacted revenue by $57.0 million, net income attributable to common stockholders by $1.0 million, and earnings per share by $0.01.
Fourth Quarter 2024 Operating Highlights Compared to Fourth Quarter 2023
•New and Used Retail Automotive Units Delivered – increased 3%
•Total Revenue – increased 6% to $7.7 billion, a quarterly record
•Retail Automotive Same-Store Revenue – increased 5%
•New Vehicle +7%; Used Vehicle +1%; Finance & Insurance -3%; Service & Parts +7%
•Retail Automotive Service and Parts Gross Margin – increased 30 bps
•SG&A as a Percentage of Gross Profit – 70.3%; down 70 bps compared to fourth quarter of 2023 and down 90 bps sequentially from third quarter of 2024
Commenting on the Company's fourth quarter financial results, Chair Roger Penske said, "I am pleased with our financial performance during the fourth quarter. Revenue increased 6% to $7.7 billion, a quarterly record. New and used automotive

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gross profit per unit retailed remained strong, including a $74 per unit sequential increase in new vehicle gross profit per unit retailed when compared to the third quarter of 2024, and same-store service and parts revenue and gross profit increased 7% and 9%, respectively. In addition, I am particularly pleased with our continued effort to control costs as selling, general, and administrative expenses as a percentage of gross profit decreased 70 basis points when compared to the fourth quarter last year and 90 basis points sequentially when compared to the third quarter of 2024."
Full Year 2024 Operating Highlights Compared to Full Year 2023
•New and Used Retail Automotive Units Delivered – increased 1%
•Total Revenue – increased 3% to $30.5 billion
•Retail Automotive Service and Parts Revenue – increased 11% to over $3 billion, an all-time record
•Retail Automotive Same-Store Revenue – flat
•New Vehicle +2%; Used Vehicle -5%; Finance & Insurance -4%; Service & Parts +6%
For the twelve months ended December 31, 2024, revenue increased 3% to $30.5 billion. Net income attributable to common stockholders was $918.9 million compared to $1.05 billion in the prior year period, and related earnings per share was $13.74 compared to $15.50 in the prior year period. Excluding the goodwill impairment charge in 2023 referenced above, adjusted net income attributable to common stockholders in 2023 was $1.09 billion and related earnings per share was $16.10. Foreign currency exchange positively impacted revenue by $223.2 million, net income attributable to common stockholders by $3.7 million, and earnings per share by $0.06.
Retail Automotive Dealerships
For the three months ended December 31, 2024, total new units delivered increased 11% and used units delivered decreased 6%. Gross profit per new vehicle retailed improved $74 sequentially from the third quarter of 2024.
During 2024, the Company transitioned its U.K. based CarShop locations to Sytner Select dealerships to be more closely aligned with existing franchised dealerships and focus on retailing premium branded vehicles to better leverage inventory and cost and improve gross margins, among other benefits. As a result, the Sytner Select dealerships sell fewer units per location, which contributed to the 6% decline in used vehicles retailed during the fourth quarter. However, excluding the performance of the U.K. Sytner Select dealerships in both periods, used vehicles retailed increased 8%. Same-store used retail units decreased 6% but increased 3% when excluding the U.K. Sytner Select dealerships. Total retail automotive revenue increased 9% to $6.7 billion and increased 5% on a same-store basis. Service and parts revenue increased 13% to a fourth quarter record of $770.5 million and increased 7% on a same-store basis. Total retail automotive gross profit increased 7% to $1.1 billion.
Retail Commercial Truck Dealerships
As of December 31, 2024, Premier Truck Group operated 45 North American retail commercial truck locations. For the three months ended December 31, 2024, retail unit sales were 4,432, revenue was $773.7 million and earnings before taxes was $44.8 million which compares to unit sales of 5,409, revenue of $904.8 million and earnings before taxes of $51.3 million in the prior year period. For the twelve months ended December 31, 2024, revenue was $3.5 billion compared to $3.7 billion in the same period last year. Earnings before taxes was $203.6 million compared to $225.0 million in the same period in 2023.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 435,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and twelve months ended December 31, 2024, the

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Company recorded $52.3 million and $198.0 million in earnings from PTS compared to $51.2 million and $289.5 million for the prior year periods.
Corporate Development, Dividend, Liquidity, and Leverage
During the fourth quarter, we completed the acquisition of our third Porsche dealership in Melbourne, Australia representing approximately $130 million in estimated annualized revenue. For the twelve months ended December 31, 2024, Penske Automotive Group completed acquisitions representing approximately $2.1 billion in estimated annualized revenue and completed strategic divestitures representing approximately $650 million in estimated annualized revenue. During the twelve months ended December 31, 2024, the Company repurchased 0.4 million shares of common stock for approximately $58.7 million under our securities repurchase program and also acquired 0.1 million shares of our common stock for $18.8 million from employees in connection with a net share settlement feature of employee equity awards. The average price of shares of common stock repurchased during 2024 was $149.69. As of December 31, 2024, $156.8 million remained available under the Company's existing repurchase authority. During 2024, the Company returned $351.9 million to shareholders through dividends and share repurchases.
The Company’s Board of Directors has approved a quarterly dividend of $1.22 per share, representing an increase of 2.5%, or $0.03 per share. This represents the Company’s 17th consecutive quarterly increase. The dividend is payable March 6, 2025, to shareholders of record as of February 24, 2025.
As of December 31, 2024, the Company had approximately $1.9 billion in liquidity, including $72 million in cash and $1.8 billion of availability under its U.S. and international credit agreements. The Company’s leverage ratio at December 31, 2024 was 1.2x.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the fourth quarter of 2024 on Thursday, February 13, 2025, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 715-9871 [International, please dial (646) 307-1963] using conference ID 9658297. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the fourth quarter and full year 2024 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 28,900 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 44,500 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 435,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.

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Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules such as adjusted net income, adjusted earnings per share, adjusted income before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance, expectations, and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to Penske Transportation Solutions (PTS) and Premier Truck Group (PTG) and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates, foreign currency exchange rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, any shortages of vehicle components, international conflicts, challenges in sourcing labor or labor strikes, work stoppages, or other disruptions; the control our manufacturer partners can exert over our operations and our reliance on them for various aspects of our business; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of our information technology systems and those of our third party providers, which systems are increasingly threatened by ransomware and other cyber attacks, the effects of a pandemic on the global economy, including our ability to react effectively to changing business conditions in light of any pandemic; changes or increases in tariffs or trade disputes; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate, integrate, and realize returns on our acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various government mandates concerning the electrification of its vehicle fleet, changes in values of used trucks which affects PTS' profitability on truck sales and regulatory risks and related compliance costs, our ability to realize returns on our significant capital investments in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to dealerships and vehicles sales, including those related to the sales process, emissions standards or electrification, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske

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Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2023, its Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Revenue	$7,719.9	$7,272.1	6.2%	$30,455.2	$29,527.4	3.1%
Cost of Sales	6,459.1	6,084.0	6.2%	25,441.9	24,593.6	3.4%
Gross Profit	$1,260.8	$1,188.1	6.1%	$5,013.3	$4,933.8	1.6%
SG&A Expenses	886.0	844.1	5.0%	3,538.5	3,400.6	4.1%
Goodwill Impairment Charges	—	40.7	nm	—	40.7	nm
Depreciation	41.0	37.6	9.0%	158.0	141.0	12.1%
Operating Income	$333.8	$265.7	25.6%	$1,316.8	$1,351.5	(2.6)%
Floor Plan Interest Expense	(47.6)	(38.9)	22.4%	(189.8)	(133.1)	42.6%
Other Interest Expense	(23.7)	(23.1)	2.6%	(87.8)	(92.6)	(5.2)%
Equity in Earnings of Affiliates	52.7	52.1	1.2%	200.7	293.7	(31.7)%
Income Before Income Taxes	$315.2	$255.8	23.2%	$1,239.9	$1,419.5	(12.7)%
Income Taxes	(77.9)	(63.8)	22.1%	(316.5)	(360.9)	(12.3)%
Net Income	$237.3	$192.0	23.6%	$923.4	$1,058.6	(12.8)%
Less: Income Attributable to Non-Controlling Interests	0.9	1.3	(30.8)%	4.5	5.4	(16.7)%
Net Income Attributable to Common Stockholders	$236.4	$190.7	24.0%	$918.9	$1,053.2	(12.8)%

Amounts Attributable to Common Stockholders:
Net Income	$237.3	$192.0	23.6%	$923.4	$1,058.6	(12.8)%
Less: Income Attributable to Non-Controlling Interests	0.9	1.3	(30.8)%	4.5	5.4	(16.7)%
Net Income Attributable to Common Stockholders	$236.4	$190.7	24.0%	$918.9	$1,053.2	(12.8)%
Income Per Share	$3.54	$2.84	24.6%	$13.74	$15.50	(11.4)%
Weighted Average Shares Outstanding	66.8	67.2	(0.6)%	66.9	68.0	(1.6)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	December 31,	December 31,
	2024	2023
Assets:
Cash and Cash Equivalents	$72.4	$96.4
Accounts Receivable, Net	1,002.1	1,114.6
Inventories	4,640.2	4,293.1
Other Current Assets	213.1	175.6
Total Current Assets	5,927.8	5,679.7
Property and Equipment, Net	3,006.2	2,765.2
Operating Lease Right-of-Use Assets	2,467.2	2,405.5
Intangibles	3,382.9	2,983.1
Other Long-Term Assets	1,936.8	1,838.0
Total Assets	$16,720.9	$15,671.5

Liabilities and Equity:
Floor Plan Notes Payable	$2,535.8	$2,255.6
Floor Plan Notes Payable – Non-Trade	1,488.2	1,515.9
Accounts Payable	851.7	866.9
Accrued Expenses and Other Current Liabilities	889.0	809.8
Current Portion Long-Term Debt	721.2	209.7
Total Current Liabilities	6,485.9	5,657.9
Long-Term Debt	1,130.8	1,419.5
Long-Term Operating Lease Liabilities	2,392.6	2,336.0
Other Long-Term Liabilities	1,484.3	1,502.5
Total Liabilities	11,493.6	10,915.9
Equity	5,227.3	4,755.6
Total Liabilities and Equity	$16,720.9	$15,671.5

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Geographic Revenue Mix:
North America	62.7%	62.6%	60.1%	60.4%
U.K.	27.3%	28.3%	30.6%	31.3%
Other International	10.0%	9.1%	9.3%	8.3%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,722.1	$6,177.9	$26,156.2	$25,209.1
Retail Commercial Truck	773.7	904.8	3,521.1	3,684.3
Commercial Vehicle Distribution and Other	224.1	189.4	777.9	634.0
Total	$7,719.9	$7,272.1	$30,455.2	$29,527.4

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,076.9	$1,002.4	$4,250.6	$4,176.2
Retail Commercial Truck	138.1	143.2	584.5	592.4
Commercial Vehicle Distribution and Other	45.8	42.5	178.2	165.2
Total	$1,260.8	$1,188.1	$5,013.3	$4,933.8

Gross Margin:
Retail Automotive	16.0%	16.2%	16.3%	16.6%
Retail Commercial Truck	17.8%	15.8%	16.6%	16.1%
Commercial Vehicle Distribution and Other	20.4%	22.4%	22.9%	26.1%
Total	16.3%	16.3%	16.5%	16.7%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating Items as a Percentage of Revenue:
Gross Profit	16.3%	16.3%	16.5%	16.7%
Selling, General and Administrative Expenses	11.5%	11.6%	11.6%	11.5%
Operating Income	4.3%	3.7%	4.3%	4.6%
Income Before Income Taxes	4.1%	3.5%	4.1%	4.8%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	70.3%	71.0%	70.6%	68.9%
Operating Income	26.5%	22.4%	26.3%	27.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in Millions)	2024	2023	2024	2023

EBITDA(1)	$379.9	$316.5	$1,485.7	$1,653.1
Floor Plan Credits	$15.7	$12.5	$53.0	$45.2
Rent Expense	$66.6	$62.4	$263.1	$247.9
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Retail Automotive Units:
New Retail	55,391	51,786	7.0%	204,442	197,070	3.7%
Used Retail	54,034	57,490	(6.0)%	246,608	256,721	(3.9)%
Total Retail	109,425	109,276	0.1%	451,050	453,791	(0.6)%
New Agency	11,105	8,113	36.9%	40,548	32,672	24.1%
Total Retail and Agency	120,530	117,389	2.7%	491,598	486,463	1.1%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$3,367.3	$2,989.2	12.6%	$12,055.9	$11,273.3	6.9%
Used Vehicles	2,034.8	1,970.0	3.3%	8,770.7	8,919.5	(1.7)%
Finance and Insurance, Net	203.3	207.6	(2.1)%	811.1	838.6	(3.3)%
Service and Parts	770.5	680.9	13.2%	3,047.4	2,734.3	11.5%
Fleet and Wholesale	346.2	330.2	4.8%	1,471.1	1,443.4	1.9%
Total Revenue	$6,722.1	$6,177.9	8.8%	$26,156.2	$25,209.1	3.8%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$310.9	$301.9	3.0%	$1,148.4	$1,238.5	(7.3)%
Used Vehicles	97.1	83.3	16.6%	455.1	432.4	5.2%
Finance and Insurance, Net	203.3	207.6	(2.1)%	811.1	838.6	(3.3)%
Service and Parts	449.6	395.9	13.6%	1,771.4	1,605.7	10.3%
Fleet and Wholesale	16.0	13.7	16.8%	64.6	61.0	5.9%
Total Gross Profit	$1,076.9	$1,002.4	7.4%	$4,250.6	$4,176.2	1.8%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,288	$57,364	5.1%	$58,503	$56,857	2.9%
Used Vehicles	37,657	34,266	9.9%	35,565	34,744	2.4%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,146	$5,531	(7.0)%	$5,187	$5,967	(13.1)%
Used Vehicles	1,797	1,448	24.1%	1,845	1,685	9.5%
Finance and Insurance (excluding agency)	1,826	1,876	(2.7)%	1,767	1,825	(3.2)%
Agency	2,639	2,232	18.2%	2,516	2,233	12.7%

Retail Automotive Gross Margin:
New Vehicles	9.2%	10.1%	(90)bps	9.5%	11.0%	(150)bps
Used Vehicles	4.8%	4.2%	+60bps	5.2%	4.8%	+40bps
Service and Parts	58.4%	58.1%	+30bps	58.1%	58.7%	(60)bps
Fleet and Wholesale	4.6%	4.1%	+50bps	4.4%	4.2%	+20bps
Total Gross Margin	16.0%	16.2%	(20)bps	16.3%	16.6%	(30)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	50.1%	48.4%	+170bps	46.1%	44.7%	+140bps
Used Vehicles	30.3%	31.9%	(160)bps	33.5%	35.4%	(190)bps
Finance and Insurance, Net	3.0%	3.4%	(40)bps	3.1%	3.3%	(20)bps
Service and Parts	11.5%	11.0%	+50bps	11.7%	10.8%	+90bps
Fleet and Wholesale	5.1%	5.3%	(20)bps	5.6%	5.8%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	28.9%	30.1%	(120)bps	27.0%	29.7%	(270)bps
Used Vehicles	9.0%	8.3%	+70bps	10.7%	10.4%	+30bps
Finance and Insurance, Net	18.9%	20.7%	(180)bps	19.1%	20.1%	(100)bps
Service and Parts	41.7%	39.5%	+220bps	41.7%	38.4%	+330bps
Fleet and Wholesale	1.5%	1.4%	+10bps	1.5%	1.4%	+10bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Retail Automotive Same-Store Units:
New Retail	52,037	51,122	1.8%	191,816	193,937	(1.1)%
Used Retail	50,505	53,508	(5.6)%	224,759	236,152	(4.8)%
Total Retail	102,542	104,630	(2.0)%	416,575	430,089	(3.1)%
New Agency	9,637	7,159	34.6%	34,740	29,645	17.2%
Total Retail and Agency	112,179	111,789	0.3%	451,315	459,734	(1.8)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$3,163.2	$2,951.2	7.2%	$11,284.6	$11,099.7	1.7%
Used Vehicles	1,896.1	1,878.8	0.9%	8,039.3	8,428.7	(4.6)%
Finance and Insurance, Net	196.7	201.9	(2.6)%	772.8	808.2	(4.4)%
Service and Parts	723.9	673.4	7.5%	2,856.8	2,691.0	6.2%
Fleet and Wholesale	326.1	320.1	1.9%	1,364.1	1,380.3	(1.2)%
Total Revenue	$6,306.0	$6,025.4	4.7%	$24,317.6	$24,407.9	(0.4)%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$288.3	$297.1	(3.0)%	$1,066.1	$1,217.8	(12.5)%
Used Vehicles	90.1	81.0	11.2%	418.7	417.7	0.2%
Finance and Insurance, Net	196.7	201.9	(2.6)%	772.8	808.2	(4.4)%
Service and Parts	425.7	391.0	8.9%	1,674.4	1,577.6	6.1%
Fleet and Wholesale	15.6	13.9	12.2%	63.1	60.5	4.3%
Total Gross Profit	$1,016.4	$984.9	3.2%	$3,995.1	$4,081.8	(2.1)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$60,340	$57,392	5.1%	$58,397	$56,903	2.6%
Used Vehicles	37,542	35,112	6.9%	35,769	35,692	0.2%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$5,132	$5,534	(7.3)%	$5,164	$5,979	(13.6)%
Used Vehicles	1,785	1,513	18.0%	1,863	1,769	5.3%
Finance and Insurance (excluding agency)	1,902	1,923	(1.1)%	1,845	1,878	(1.8)%
Agency	2,376	2,079	14.3%	2,301	1,986	15.9%

Retail Automotive Same-Store Gross Margin:
New Vehicles	9.1%	10.1%	(100)bps	9.4%	11.0%	(160)bps
Used Vehicles	4.8%	4.3%	+50bps	5.2%	5.0%	+20bps
Service and Parts	58.8%	58.1%	+70bps	58.6%	58.6%	—bps
Fleet and Wholesale	4.8%	4.3%	+50bps	4.6%	4.4%	+20bps
Total Gross Margin	16.1%	16.3%	(20)bps	16.4%	16.7%	(30)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	50.2%	49.0%	+120bps	46.4%	45.5%	+90bps
Used Vehicles	30.1%	31.2%	(110)bps	33.1%	34.5%	(140)bps
Finance and Insurance, Net	3.1%	3.4%	(30)bps	3.2%	3.3%	(10)bps
Service and Parts	11.5%	11.2%	+30bps	11.7%	11.0%	+70bps
Fleet and Wholesale	5.1%	5.2%	(10)bps	5.6%	5.7%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	28.4%	30.2%	(180)bps	26.7%	29.8%	(310)bps
Used Vehicles	8.9%	8.2%	+70bps	10.5%	10.2%	+30bps
Finance and Insurance, Net	19.4%	20.5%	(110)bps	19.3%	19.8%	(50)bps
Service and Parts	41.9%	39.7%	+220bps	41.9%	38.6%	+330bps
Fleet and Wholesale	1.4%	1.4%	—bps	1.6%	1.6%	—bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Retail Commercial Truck Units:
New Retail	3,544	4,513	(21.5)%	16,923	18,242	(7.2)%
Used Retail	888	896	(0.9)%	3,628	3,138	15.6%
Total	4,432	5,409	(18.1)%	20,551	21,380	(3.9)%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$494.6	$619.2	(20.1)%	$2,359.5	$2,480.2	(4.9)%
Used Vehicles	55.8	59.6	(6.4)%	227.0	229.9	(1.3)%
Finance and Insurance, Net	4.1	6.0	(31.7)%	18.8	21.9	(14.2)%
Service and Parts	210.7	212.2	(0.7)%	886.3	907.3	(2.3)%
Wholesale and Other	8.5	7.8	9.0%	29.5	45.0	(34.4)%
Total Revenue	$773.7	$904.8	(14.5)%	$3,521.1	$3,684.3	(4.4)%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$36.0	$38.0	(5.3)%	$155.9	$148.2	5.2%
Used Vehicles	5.2	5.5	(5.5)%	16.7	19.6	(14.8)%
Finance and Insurance, Net	4.1	6.0	(31.7)%	18.8	21.9	(14.2)%
Service and Parts	90.1	90.3	(0.2)%	380.3	383.6	(0.9)%
Wholesale and Other	2.7	3.4	(20.6)%	12.8	19.1	(33.0)%
Total Gross Profit	$138.1	$143.2	(3.6)%	$584.5	$592.4	(1.3)%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$139,570	$137,197	1.7%	$139,428	$135,959	2.6%
Used Vehicles	62,891	66,464	(5.4)%	62,580	73,263	(14.6)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$10,183	$8,412	21.1%	$9,214	$8,126	13.4%
Used Vehicles	5,739	6,104	(6.0)%	4,612	6,251	(26.2)%
Finance and Insurance	930	1,102	(15.6)%	917	1,022	(10.3)%

Retail Commercial Truck Gross Margin:
New Vehicles	7.3%	6.1%	+120bps	6.6%	6.0%	+60bps
Used Vehicles	9.3%	9.2%	+10bps	7.4%	8.5%	(110)bps
Service and Parts	42.8%	42.6%	+20bps	42.9%	42.3%	+60bps
Wholesale and Other	31.8%	43.6%	(1,180)bps	43.4%	42.4%	+100bps
Total Gross Margin	17.8%	15.8%	+200bps	16.6%	16.1%	+50bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	63.9%	68.4%	(450)bps	67.0%	67.3%	(30)bps
Used Vehicles	7.2%	6.6%	+60bps	6.4%	6.2%	+20bps
Finance and Insurance, Net	0.5%	0.7%	(20)bps	0.5%	0.6%	(10)bps
Service and Parts	27.2%	23.5%	+370bps	25.2%	24.6%	+60bps
Wholesale and Other	1.2%	0.8%	+40bps	0.9%	1.3%	(40)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	26.1%	26.5%	(40)bps	26.7%	25.0%	+170bps
Used Vehicles	3.8%	3.8%	—bps	2.9%	3.3%	(40)bps
Finance and Insurance, Net	3.0%	4.2%	(120)bps	3.2%	3.7%	(50)bps
Service and Parts	65.2%	63.1%	+210bps	65.1%	64.8%	+30bps
Wholesale and Other	1.9%	2.4%	(50)bps	2.1%	3.2%	(110)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Retail Commercial Truck Same-Store Units:
New Retail	3,261	4,513	(27.7)%	15,856	17,876	(11.3)%
Used Retail	863	896	(3.7)%	3,498	3,109	12.5%
Total	4,124	5,409	(23.8)%	19,354	20,985	(7.8)%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$451.0	$619.2	(27.2)%	$2,196.6	$2,424.0	(9.4)%
Used Vehicles	54.0	59.6	(9.4)%	217.8	228.3	(4.6)%
Finance and Insurance, Net	3.5	6.0	(41.7)%	16.4	21.0	(21.9)%
Service and Parts	202.6	211.4	(4.2)%	826.1	881.3	(6.3)%
Wholesale and Other	8.1	7.8	3.8%	27.2	45.0	(39.6)%
Total Revenue	$719.2	$904.0	(20.4)%	$3,284.1	$3,599.6	(8.8)%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$32.9	$38.0	(13.4)%	$142.5	$142.9	(0.3)%
Used Vehicles	4.9	5.5	(10.9)%	17.1	19.7	(13.2)%
Finance and Insurance, Net	3.5	6.0	(41.7)%	16.4	21.0	(21.9)%
Service and Parts	86.2	89.9	(4.1)%	355.2	373.1	(4.8)%
Wholesale and Other	2.2	3.2	(31.3)%	10.9	18.3	(40.4)%
Total Gross Profit	$129.7	$142.6	(9.0)%	$542.1	$575.0	(5.7)%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$138,296	$137,197	0.8%	$138,537	$135,603	2.2%
Used Vehicles	62,614	66,464	(5.8)%	62,277	73,428	(15.2)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$10,075	$8,412	19.8%	$8,985	$7,996	12.4%
Used Vehicles	5,669	6,104	(7.1)%	4,885	6,331	(22.8)%
Finance and Insurance	856	1,102	(22.3)%	845	1,003	(15.8)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	7.3%	6.1%	+120bps	6.5%	5.9%	+60bps
Used Vehicles	9.1%	9.2%	(10)bps	7.9%	8.6%	(70)bps
Service and Parts	42.5%	42.5%	—bps	43.0%	42.3%	+70bps
Wholesale and Other	27.2%	41.0%	(1,380)bps	40.1%	40.7%	(60)bps
Total Gross Margin	18.0%	15.8%	+220bps	16.5%	16.0%	+50bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	62.7%	68.5%	(580)bps	66.9%	67.3%	(40)bps
Used Vehicles	7.5%	6.6%	+90bps	6.6%	6.3%	+30bps
Finance and Insurance, Net	0.5%	0.7%	(20)bps	0.5%	0.6%	(10)bps
Service and Parts	28.2%	23.4%	+480bps	25.2%	24.5%	+70bps
Wholesale and Other	1.1%	0.8%	+30bps	0.8%	1.3%	(50)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	25.4%	26.6%	(120)bps	26.3%	24.9%	+140bps
Used Vehicles	3.8%	3.9%	(10)bps	3.2%	3.4%	(20)bps
Finance and Insurance, Net	2.7%	4.2%	(150)bps	3.0%	3.7%	(70)bps
Service and Parts	66.5%	63.0%	+350bps	65.5%	64.9%	+60bps
Wholesale and Other	1.6%	2.3%	(70)bps	2.0%	3.1%	(110)bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	28%	27%	26%	26%
Audi	10%	10%	10%	11%
Mercedes-Benz	9%	9%	9%	9%
Land Rover / Jaguar	7%	7%	8%	7%
Porsche	10%	9%	9%	8%
Ferrari / Maserati	3%	2%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	2%	3%	2%	2%
Total Premium	74%	72%	72%	71%
Volume Non-U.S.:
Toyota	10%	11%	11%	10%
Honda	5%	6%	6%	6%
Volkswagen	2%	2%	2%	2%
Hyundai	2%	1%	1%	1%
Others	2%	1%	1%	2%
Total Volume Non-U.S.	21%	21%	21%	21%
U.S.:
General Motors / Stellantis / Ford	2%	1%	2%	1%
Used Vehicle Dealerships	3%	6%	5%	7%
Total	100%	100%	100%	100%

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Capital Expenditures / Stock Repurchases:	2024		2023		2024		2023
($ Amounts in Millions)
Capital expenditures	$	86.1	$	103.2	$	368.7	$	375.3
Cash paid for acquisitions	$	148.8	$	3.6	$	786.2	$	214.9
Stock repurchases:
Aggregate purchase price	$	1.0	$	17.6	$	77.5	$	382.2
Shares repurchased		6,172		117,875		517,245		2,808,616

Balance Sheet and Other Highlights:	December 31, 2024	December 31, 2023
(Amounts in Millions)
Cash and Cash Equivalents	$72.4	$96.4
Inventories	$4,640.2	$4,293.1
Total Floor Plan Notes Payable	$4,024.0	$3,771.5
Total Long-Term Debt	$1,852.0	$1,629.2
Equity	$5,227.3	$4,755.6

Debt to Total Capitalization Ratio	26.2%	25.5%
Leverage Ratio (1)	1.2x	1.0x
New vehicle days' supply	49 days	39 days
Used vehicle days' supply	47 days	48 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported net income and earnings per share to adjusted net income and adjusted earnings per share for the three and twelve months ended December 31, 2024, and 2023:

	Three Months Ended			Twelve Months Ended
(Amounts in Millions)	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Amounts Attributable to Common Stockholders:
Net Income	$236.4	$190.7	24.0%	$918.9	$1,053.2	(12.8)%
Goodwill Impairment Charges (1)	—	40.7	nm	—	40.7	nm
Adjusted Net Income	$236.4	$231.4	2.2%	$918.9	$1,093.9	(16.0)%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Amounts Attributable to Common Stockholders:
Earnings Per Share	$3.54	$2.84	24.6%	$13.74	$15.50	(11.4)%
Goodwill Impairment Charges (1)	—	0.61	nm	—	0.60	nm
Adjusted Earnings Per Share	$3.54	$3.45	2.6%	$13.74	$16.10	(14.7)%

The following table reconciles income before taxes to adjusted income before taxes for the three and twelve months ending December 31, 2024, and 2023:

	Three Months Ended			Twelve Months Ended
(Amounts in Millions)	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change

Income Before Taxes	$315.2	$255.8	23.2%	$1,239.9	$1,419.5	(12.7)%
Goodwill Impairment Charges (1)	—	40.7	nm	—	40.7	nm
Adjusted Income Before Taxes	$315.2	$296.5	6.3%	$1,239.9	$1,460.2	(15.1)%
__________________________
(1)Goodwill Impairment charges relate to our former Used Vehicle Dealerships International reporting unit nm – not meaningful

14

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and twelve months ended December 31, 2024, and 2023:

	Three Months Ended
	December 31,		2024 vs. 2023
(Amounts in Millions)	2024	2023	Change	% Change

Net Income	$237.3	$192.0	$45.3	23.6%
Add: Depreciation	41.0	37.6	3.4	9.0%
Other Interest Expense	23.7	23.1	0.6	2.6%
Income Taxes	77.9	63.8	14.1	22.1%
EBITDA	$379.9	$316.5	$63.4	20.0%
Add: Goodwill Impairment Charges (1)	—	40.7	(40.7)	nm
Adjusted EBITDA	$379.9	$357.2	$22.7	6.4%

	Twelve Months Ended
	December 31,		2024 vs. 2023
(Amounts in Millions)	2024	2023	Change	% Change

Net Income	$923.4	$1,058.6	$(135.2)	(12.8)%
Add: Depreciation	158.0	141.0	17.0	12.1%
Other Interest Expense	87.8	92.6	(4.8)	(5.2)%
Income Taxes	316.5	360.9	(44.4)	(12.3)%
EBITDA	$1,485.7	$1,653.1	$(167.4)	(10.1)%
Add: Goodwill Impairment Charges (1)	—	40.7	(40.7)	nm
Adjusted EBITDA	$1,485.7	$1,693.8	$(208.1)	(12.3)%
nm – not meaningful
The following table reconciles the leverage ratio as of December 31, 2024, and December 31, 2023:

	Twelve	Twelve
	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2024	December 31, 2023

Net Income	$923.4	$1,058.6
Add: Depreciation	158.0	141.0
Other Interest Expense	87.8	92.6
Income Taxes	316.5	360.9
EBITDA	$1,485.7	$1,653.1
Add: Goodwill Impairment Charges (1)	—	40.7
Adjusted EBITDA	$1,485.7	$1,693.8

Total Non-Vehicle Long-Term Debt	$1,852.0	$1,629.2
Leverage Ratio	1.2x	1.0x
__________________________
(1)Goodwill impairment charges relate to our former Used Vehicle Dealerships International reporting unit

# # # # # # #

15